Exhibit 10.2

GUARANTY AGREEMENT

This Guaranty Agreement (“Agreement”) is made and executed as of this 20th day of March, 2015 by (1) RENTVM, INC., a New Jersey corporation with an address of 1030 Broad Street, Suite 102, Shrewsbury, NJ 07702 (“RentVM”), (2) ADEX PUERTO RICO, LLC, a Puerto Rico limited liability company with an address of 1035 Windward Ridge Parkway, Suite #500, Alpharetta, GA 30005 (“Adex Puerto Rico”), (3) ADEXCOMM CORPORATION, a Florida corporation with an address of 1035 Windward Ridge Parkway, Suite #500, Alpharetta, GA 30005 (“Adexcomm”), (4) TROPICAL COMMUNICATIONS, INC., a Florida corporation with an address of 6937 NW 82nd Ave., Miami, FL 33166 (“Tropical”), (5) AW SOLUTIONS PUERTO RICO, LLC, a Puerto Rico limited liability company with an address of 300 Crown Oak Centre Drive, Longwood, FL 32750 (“AW Solutions Puerto Rico”), (6) RIVES MONTEIRO LEASING, LLC, an Alabama limited liability company with an address of 2736 Southside Dr., Tuscaloosa, AL 35401 (“Rives Leasing”), and (7) RIVES MONTEIRO ENGINEERING, LLC, an Alabama limited liability company with an address of 2736 Southside Dr., Tuscaloosa, AL 35401 (“Rives Engineering”, together with Rives Leasing, AW Solutions Puerto Rico, Tropical, Adexcomm, Adex Puerto Rico, and RentVM, collectively the “Guarantors” and each a “Guarantor”), in favor of FAUNUS GROUP INTERNATIONAL, INC., a Delaware corporation (“FGI”), having its principal place of business at 80 Broad Street, 22nd Floor, New York, New York 10004.

BACKGROUND

A.          FGI intends to establish financing arrangements with, extend credit to and/or purchase receivables from Intercloud Systems, Inc., TNS, Inc., Integration Partners – NY Corporation, Adex Corporation, and AW Solutions, Inc. (collectively, the “Companies” and each a “Company”), pursuant to the terms and conditions of that certain Sale of Accounts and Security Agreement dated as of the date hereof among Companies and FGI (as may hereafter be amended, supplemented, restated or replaced from time to time, the “Transaction Agreement”).

B.          In order to induce FGI to enter into the financing arrangements with and make loans and extend credit to the Companies, each Guarantor undertakes and agrees as set forth below.

1.           Obligations Guaranteed. To induce FGI to enter into the Transaction Agreement and consider extending or continuing to extend credit or purchase receivables from time to time to Companies thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, intending to be legally bound hereby, jointly and severally and absolutely and unconditionally guarantees and becomes surety for the payment and performance when due (at maturity, upon acceleration, or otherwise) of all of the debts and obligations of each Company of every kind or nature, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising, and whether principal, interest, fees, costs, expenses or otherwise, and arising under the Transaction Agreement (including without limitation any interest and/or expenses accruing following the commencement of any insolvency, receivership, reorganization or bankruptcy case or proceeding relating to Companies, or any of them, whether or not a claim for post-petition interest and/or expenses is allowed in such case or proceeding) (collectively, the “Obligations”). Each Guarantor shall also pay or reimburse FGI on demand for all out-of-pocket costs and expenses, including without limitation attorneys’ fees, incurred by FGI at any time to enforce, protect, preserve, or defend FGI’s rights hereunder and with respect to any property securing this Agreement. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Unless otherwise defined herein, all capitalized terms shall have the respective meanings given to such terms in the Transaction Agreement.

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2.          Representations and Warranties. Each Guarantor represents and warrants to FGI that:

(a)          Such Guarantor’s execution and performance of this Agreement shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which such Guarantor is a party, or by which such Guarantor or any asset of such Guarantor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule, (iii) cause or result in the imposition or creation of any lien or other encumbrance upon any property or asset of such Guarantor, or (iv) violate or result in a breach of the articles/certificate of incorporation, articles/certificate of organization, articles/certificate of limited partnership, bylaws, operating agreement, limited partnership agreement, or other governing or organizational document of such Guarantor.

(b)          Such Guarantor has the full power and authority to enter into and perform under this Agreement, which has been authorized by all necessary action on behalf of such Guarantor.

(c)          No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by such Guarantor.

(d)          This Agreement constitutes the valid and binding obligation of such Guarantor enforceable in accordance with its terms.

(e)          This Agreement promotes and furthers the business and interests of such Guarantor and the creation of the obligations hereunder will result in direct financial benefit to such Guarantor.

3.          Guarantors’ Acknowledgements.

(a)          Each Guarantor hereby waives notice of (i) acceptance of this Agreement, (ii) the existence or incurring from time to time of any Obligations guaranteed hereunder, (iii) nonpayment, the existence of any Event of Default, the making of demand, or the taking of any action by FGI, under the Transaction Agreement, and (iv) default and demand hereunder.

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(b)          Each Guarantor acknowledges that such Guarantor (i) has examined or had the opportunity to examine the Transaction Agreement and related agreements and (ii) waives any defense which may exist resulting from such Guarantor’s failure to receive or examine at any time the Transaction Agreement or any amendments, supplements, restatements or replacements therefor.

(c)          Each Guarantor acknowledges that it shall not do anything to impede or interfere in any manner with the normal collection and payment of the Obligations.

(d)          Each Guarantor acknowledges that in entering into this Agreement, such Guarantor is not relying upon any statement, representation, warranty or opinion of any kind from FGI as to the present or future financial condition, performance, assets, liabilities or prospects of Companies, or any of them, or as to any other matter.

4.          FGI’s Actions. Each Guarantor hereby consents and agrees that FGI may at any time or from time to time in FGI’s discretion (a) extend or change the time of payment and/or change the manner, place or terms of payment of any or all Obligations, (b) amend, supplement, restate or replace the Transaction Agreement or any related agreements, (c) renew or extend any financing now or hereafter reflected by the Transaction Agreement or the maturity thereof or increase (without limit of any kind and whether related or unrelated) or decrease loans and extensions of credit to Companies, or any of them, (d) modify the terms and conditions under which loans, extensions of credit or purchases of receivables may be made to Companies, or any of them, (e) settle, compromise or grant releases for liabilities of Companies, or any of them, and/or any other Person or Persons liable with any Guarantor for, any Obligations, (f) exchange, compromise, release or surrender, or subordinate or release any lien on, any property (including any collections therefrom or proceeds thereof) of Companies, or any of them, or any other Person or Persons now or hereafter securing any of the Obligations, and (g) apply any and all payments and proceeds of any property of any Person securing any or all of the Obligations received by FGI at any time against the Obligations in any order as FGI may determine; all of the foregoing in such manner and upon such terms as FGI may see fit, and without notice to or further consent from any Guarantor, who hereby agrees to be and shall remain bound upon this Agreement notwithstanding any such action on FGI’s part.

5.          Scope of Guaranty. The Agreement is an agreement of suretyship and a guaranty of payment and not of collection. The liability of the Guarantors hereunder is joint and several, absolute, primary, unlimited and unconditional and shall not be reduced, impaired or affected in any way by reason of (a) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons liable for the Obligations (including Companies, or any of them, and any Guarantor) or in any property, (b) the invalidity, unenforceability or voidability of any Obligations or any liens or rights in any property pledged by any Person or Persons, (c) any delay in making demand upon Companies, or any of them, or any delay in enforcing, or any failure to enforce, any rights against Companies, or any of them, or any other Person or Persons liable for any or all of the Obligations or in any property pledged by any Person or Persons, even if such rights are thereby lost, (d) any failure, neglect or omission on FGI’s part to obtain, perfect or continue any lien upon, protect, exercise rights against, or realize on, any property of Companies, or any of them, any Guarantor or any other party securing the Obligations, (e) the existence or nonexistence of any defenses which may be available to the  Companies, or any of them, with respect to the Obligations, (f) the granting of any waiver or forbearance at any time and for any period with respect to any performance by Companies, or any of them, or any Event of Default under the Transaction Agreement, (g) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Companies, or any of them, or any Guarantor or (h) any other fact, event, condition or omission which may give rise to a suretyship defense. Each Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind.

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6.          Reinstatement. If any or all payments or proceeds of property securing any or all of the Obligations made from time to time to FGI with respect to any obligation hereby guaranteed are at any time recovered from, or repaid by, FGI in whole or in part in any bankruptcy, reorganization, receivership, insolvency or similar case or proceeding instituted by or against Companies, or any of them, this Agreement shall continue to be fully applicable to (or, as the case may be, reinstated to be applicable to) such obligation to the same extent as if the recovered or repaid payment(s) or proceeds had never been originally paid to FGI.

7.          Cumulative Remedies. All rights and remedies hereunder and under the Transaction Agreement, and related agreements, are cumulative and not alternative, and FGI may proceed in any order from time to time against Companies, or any of them, any Guarantor and/or any other Person or Persons liable for any or all of the Obligations and their respective assets. FGI shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of FGI’s rights against, Companies, or any of them, or any other Person or Persons liable for any or all of the Obligations prior to proceeding against any Guarantor hereunder.

8.          Security Interest. As additional security for the Obligations, each Guarantor hereby grants to FGI a security interest in all of such Guarantor’s right, title and interest in and to the following assets, wherever located and whether now or hereafter owned or acquired: (a) all Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) General Intangibles, (h) Goods (including but not limited to all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (i) Inventory, (j) Investments, (k) Investment Property, (l) Letters of Credit and Letter of Credit rights, (m) all Supporting Obligations and (n) all cash and non-cash proceed of the foregoing (including insurance proceeds). Upon the occurrence of an Event of Default under the Transaction Agreement or any breach or default by any Guarantor under this Agreement (each an “Event of Default”), FGI shall have all the rights of a secured party under applicable law, and more specifically under the Uniform Commercial Code (in effect in the State of New York) and shall have all the rights and remedies set forth in the Transaction Agreement. In addition and without limitation, FGI may, without notice to or demand upon any Guarantor, take possession of the Collateral, and for that purpose FGI may enter upon any premises on which the Collateral may be situated and remove the same therefrom; require any Guarantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Guarantor's principal office(s) or at such other locations as FGI may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, FGI shall give to the applicable Guarantor at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after, which any private sale or any other intended disposition is to be made. Each Guarantor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. In addition, each Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of FGI's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. In addition, FGI shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise. All of FGI's rights and remedies, whether evidenced by this Agreement, the Transaction Agreement or any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by FGI to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of any Guarantor under this Agreement, after any Guarantor's failure to perform, shall not affect FGI's right to declare a default and to exercise its remedies.

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9.          Subrogation. Any and all rights of any nature of each Guarantor to subrogation, reimbursement or indemnity and any right of each Guarantor to recourse to any assets or property of, or payment from, Companies, or any of them, or any other Person or Persons liable for any or all of the Obligations as a result of any payments made or to be made hereunder for any reason shall be unconditionally subordinated to all of FGI’s rights under the Transaction Agreement and no Guarantor shall at any time exercise any of such rights unless and until all of the Obligations have been unconditionally paid in full. Any payments received by any Guarantor in violation of this Section 9 shall be held in trust for and immediately remitted to FGI.

10.        FGI Records. FGI’s books and records of any and all of the Obligations, absent manifest error, shall be prima facie evidence against each Guarantor of the indebtedness owing or to become owing to FGI hereunder.

11.        Continuing Surety. This Agreement shall constitute a continuing surety obligation with respect to all Obligations from time to time incurred or arising and shall continue in effect until all Obligations are indefeasibly paid and satisfied and the liability of each Guarantor under this Agreement may not be revoked or terminated.

12.        Setoff. Each Guarantor agrees that FGI shall have a right of setoff against any and all property of such Guarantor now or at any time in FGI’s possession, including without limitation deposit accounts, and the proceeds thereof, as security for the obligations of such Guarantor hereunder.

13.        Acceleration. If an Event of Default occurs and is continuing under the Transaction Agreement, then all of each Guarantor’s liabilities of every kind or nature to FGI hereunder shall, at FGI’s option, become immediately due and payable and FGI may at any time and from time to time, at FGI’s option (regardless of whether the liability of Companies or any other Person or Persons liable for any or all of the Obligations has matured or may then be enforced), take any and/or all actions and enforce all rights and remedies available hereunder or under applicable law to collect each Guarantor’s liabilities hereunder.

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14.        Enforcement Timing. Failure or delay in exercising any right or remedy against any Guarantor hereunder shall not be deemed a waiver thereof or preclude the exercise of any other right or remedy hereunder. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any subsequent breach or of any other provision.

15.        Successors and Assigns. This Agreement shall (a) be legally binding upon each Guarantor, and each Guarantor’s successors and assigns, provided that no Guarantor’s obligations hereunder may be delegated or assigned without FGI’s prior written consent and (b) benefit any and all of FGI’s successors and assigns. FGI may assign its rights under this Agreement without notice to or consent from any Guarantor.

16.        Entire Agreement. This Agreement and the Transaction Agreement embody the whole agreement and understanding of the parties hereto relative to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless approved by FGI in writing.

17.        Governing Law, Submission to Jurisdiction and Jury Trial. THIS AGREEMENT, AND ALL MATTERS ARISING HEREUNDER OR RELATING HERETO, SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR IRREVOCABLY KNOWINGLY AND VOLUNTARILY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF NEW YORK FOR THE PURPOSES OF ANY LITIGATION OR PROCEEDING HEREUNDER OR CONCERNING THE TERMS HEREOF AND (II) WAIVES THE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION, CLAIMS OR PROCEEDING HEREUNDER OR CONCERNING THE TERMS HEREOF OR OTHERWISE IN CONNECTION WITH ANY GUARANTOR’S DEALINGS WITH FGI.

18.        Notices.

(a)          In any action or proceeding brought by FGI to enforce the terms hereof, each Guarantor waives personal service of the summons, complaint, and any motion or other process, and agrees that notice thereof may be served (i) in person, (ii) by registered or certified mail, return receipt requested, or (iii) by nationally recognized overnight courier (in the case of (i) above, on the date of delivery; in the case of (ii) above, three (3) days after deposit in the U.S. Mail; and in the case of (iii) above, one (1) day after delivery to the courier). Service may be made at the address of each Guarantor set forth in the Preamble hereto or such other address at which such Guarantor is then located.

(b)          Any and all notices which may be given to a Guarantor by FGI hereunder shall be sent to such Guarantor at the address of such Guarantor set forth in the Preamble hereto (or such other address at which such Guarantor is then located) and shall be deemed given to and received by such Guarantor if sent by facsimile transmission or if sent in the manner provided for service of process in Section 18(a) above. Notices sent by facsimile shall be deemed received on the date sent. Notices otherwise sent shall be deemed received on the applicable date(s) provided for receipt of service of process under Section 18(a) above.

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19.      Maximum Liability. To the extent that applicable law otherwise would render the obligations of any Guarantor hereunder invalid or unenforceable, such Guarantor shall nevertheless remain liable hereunder; provided however that such Guarantor’s obligations shall be limited to the maximum amount which does not result in such invalidity or unenforceability. Notwithstanding the foregoing, each Guarantor’s obligations hereunder shall be presumptively valid and enforceable to their fullest extent in accordance with the terms of this Agreement, as if this Section 19 were not a part of this Agreement.

20.      Severability. The invalidity or unenforceability of any provision hereof shall not affect the remaining provisions which shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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THIS AGREEMENT is dated the date and year first above written.

RENTVM, INC.

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	V.P.

ADEX PUERTO RICO, LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	V.P.

ADEXCOMM CORPORATION

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	V.P.

TROPICAL COMMUNICATIONS, INC.

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	V.P.

AW SOLUTIONS PUERTO RICO, LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	V.P.

[Signature page to Guaranty (InterCloud)]

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RIVES MONTEIRO LEASING, LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	V.P.

RIVES MONTEIRO ENGINEERING, LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	V.P.

[Signature page to Guaranty (InterCloud)]

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